Gannett Announces Second Quarter 2024 Results and Reiterates Business Outlook

NEW YORK, NY — August 1, 2024 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) today reported its financial results for the second quarter ended June 30, 2024.

"We are pleased to report another strong quarter of financial results. In fact, our operational execution led to year-over-year growth in Adjusted EBITDA and further improvement to our same store revenue trends. Same store revenue trends improved sequentially for the sixth consecutive quarter, and we remain on track and expect to hit the revenue growth inflection point as we exit 2024. Each of our digital revenue streams continued to grow over the prior year, and as a result, total digital revenues now account for 44% of total revenues."

"As part of our strategy, we continued to further optimize our capital structure. During the second quarter, we repaid $24.3 million of debt, which combined with our Adjusted EBITDA growth, reduced our first lien net leverage below 2.0x. Equally important, our total net debt fell under $1.0 billion for the first time since the 2019 acquisition of legacy Gannett, and we continued to maintain a strong liquidity position with approximately $99 million in cash on the balance sheet."

"Midway through 2024 we are on track with our operating plans and believe we are well-positioned to continue this positive momentum for the balance of the year. Our operational performance in the second quarter reinforces the confidence we have in our strategic direction, and as such, we are reiterating our business outlook," said Michael Reed, Gannett Chairman and Chief Executive Officer.

Second Quarter 2024 Digital Highlights:
•Total digital revenues of $278.4 million, or 43.5% of total revenues, up 6.2% versus the same period of the prior year
•Digital-only subscription revenues of $46.3 million grew 22.3% year-over-year
•Digital-only average revenue per user(1) of $7.62 increased 20.0% year-over-year
•Total digital-only paid subscriptions(1) of 2.03 million increased 4.2% year-over-year
•185 million(2) average monthly unique visitors in the second quarter of 2024
•Digital advertising revenues of $84.5 million grew 3.6% year-over-year
•Digital Marketing Solutions segment core platform revenues(1) of $122.8 million increased 1.0% year-over year
•Record high core platform average revenue per user(1) of $2,777, up 5.1% year-over-year
•Core platform average customer count(1) of 14.7 thousand, a 2.8% increase from the first quarter of 2024

Additional Second Quarter 2024 Highlights:
•Total revenues of $639.8 million decreased 4.8% compared to the second quarter of 2023
◦Same store revenues(3) decreased 4.6%, reflecting a sequential improvement of 50 basis points
•Net income attributable to Gannett of $13.7 million improved by $26.4 million year-over-year
◦Adjusted Net income attributable to Gannett(3) of $29.1 million
•Adjusted EBITDA(3) totaled $74.6 million, a $17.0 million increase from the first quarter of 2024
•Cash provided by operating activities of $35.1 million, a $12.7 million increase from the first quarter of 2024
•Free cash flow(3) of $25.4 million, a sequential improvement of $15.9 million compared to the first quarter of 2024

(1) See "Key Performance Indicators" ("KPIs") below for information about our use of KPIs.
(2) 185 million average monthly unique visitors in the second quarter of 2024 with approximately 132 million average monthly unique visitors coming from our USA TODAY NETWORK (based on June 2024 Comscore Media Metrix®) and approximately 53 million average monthly unique visitors resulting from our U.K. digital properties (based on Adobe Analytics).
(3) Adjusted EBITDA, Adjusted Net income (loss) attributable to Gannett, Free cash flow, Same store revenues, and Free cash flow CAGR are non-GAAP measures. See "Use of Non-GAAP Information" below for information about these non-GAAP measures.

Second Quarter 2024 Capital Structure Highlights:
•As of June 30, 2024, the Company had cash and cash equivalents of $98.9 million
•Total principal debt outstanding at June 30, 2024 was $1,089.9 million, including $604.6 million in first lien debt
◦Total net debt outstanding(4) at June 30, 2024 of $991.0 million
•First lien net leverage(5) was 1.9x, a decrease of 15.9% compared to the same period of the prior year
•The Company repaid $24.3 million of debt in the second quarter of 2024

Full Year 2024 and 2025-2026 Business Outlook(6)
The Company reiterates its full year 2024 outlook and its outlook over the course of 2025 and 2026.
•Full Year 2024 Business Outlook(6)
◦Total digital revenues are expected to grow approximately 10%
◦Total revenues are expected to be down in the low to mid-single digits on a reported and same store basis(3)
◦Net income attributable to Gannett is expected to improve, after excluding an impairment charge of approximately $46.0 million related to the exit of our McLean, Virginia office during the first quarter of 2024
◦Adjusted EBITDA(3) is expected to grow versus the prior year
◦Cash provided by operating activities is expected to grow versus the prior year
◦Free cash flow(3) is expected to grow in excess(7) of the expected growth in Adjusted EBITDA(3)
◦Real estate and non-strategic asset sales are expected to be in the range of $45 million and $50 million
•2025-2026 Business Outlook(6)
◦Total digital revenues are expected to accelerate with growth exceeding 10% year-over-year and are expected to make up 50% of total revenues in 2025 and exceed 55% of total revenues in 2026
◦Total revenues are expected to grow in the low single digits on a reported basis and same store basis(3)
◦Net income attributable to Gannett is expected to improve to positive
◦Adjusted EBITDA(3) is expected to exhibit ongoing growth
◦Cash provided by operating activities is expected to grow with an estimated CAGR(8) of 30%
◦Free cash flow(3) is expected to grow at an accelerated rate with an estimated CAGR(3)(8) of 40%

Financial Highlights

In thousands	Second Quarter 2024
Revenues	$639,840
Net income attributable to Gannett	13,748
Adjusted EBITDA(9) (non-GAAP basis)	74,562
Adjusted net income attributable to Gannett(9) (non-GAAP basis)	29,129
Cash provided by operating activities	35,125
Free cash flow(9) (non-GAAP basis)	25,399

(4) Total net debt outstanding is calculated by subtracting cash on the balance sheet from the total principal value of debt.
(5) As of June 30, 2024, the First Lien Net Leverage ratio was calculated by subtracting cash on the balance sheet from the sum of both our five-year senior secured term loan facility (the "Senior Secured Term Loan") and 6% first lien notes due November 1, 2026 (the "2026 Senior Notes") and dividing that by Q2 2024 LTM Adjusted EBITDA. Our 6% Senior Secured Convertible Notes due 2027 are second lien as of the completion of the Senior Secured Term Loan refinancing in October 2021.
(6) Projections are based on Company estimates as of August 1, 2024 and are provided solely for illustrative purposes. Actual results may vary. The Company undertakes no obligation to update this information. Additionally, the Company's estimates do not factor in the impact of any future acquisitions or dispositions. The Company’s future financial results could differ materially from the Company’s current estimates.
(7) Capital expenditures are expected to increase as a result of investments in technology and products.
(8) Cash provided by operating activities CAGR and Free cash flow CAGR are based on 2023 to 2026 estimated growth rates.
(9) Refer to "Use of Non-GAAP Information" below for the Company’s definition of Adjusted EBITDA, Adjusted net income attributable to Gannett, and Free cash flow, as well as the reconciliation of such measures to the most comparable GAAP measure.

Earnings Conference Call

Management will host a conference call on Thursday, August 1, 2024 at 8:30 A.M. Eastern Time to review the financial and operating results for the period. A copy of the earnings release will be posted to the Investor Relations section of Gannett’s website, investors.gannett.com. The conference call may be accessed by dialing 1-888-506-0062 (from within the U.S.) or 1-973-528-0011 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference "Gannett Second Quarter Earnings Call" or access code "598135". We use our website as a channel of distribution for important Company information and we use the investors.gannett.com website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. A simultaneous webcast of the conference call will be available to the public on a listen-only basis at investors.gannett.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, August 15, 2024 by dialing 1-877-481-4010 (from within the U.S.) or 1-919-882-2331 (from outside of the U.S.); please reference access code "50820". A transcript of our earnings call held today also will be posted to the investors.gannett.com website.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a diversified media company with expansive reach at the national and local level dedicated to empowering and enriching communities. We seek to inspire, inform, and connect audiences as a sustainable, growth focused media and digital marketing solutions company. We endeavor to deliver essential content, marketing solutions, and experiences for curated audiences, advertisers, consumers, and stakeholders by leveraging our diverse teams and suite of products to enrich the local communities and businesses we serve. Our current portfolio of trusted media brands includes the USA TODAY NETWORK, comprised of the national publication, USA TODAY, and local media organizations in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom. Our digital marketing solutions brand, LocaliQ, uses innovation and software to enable small and medium-sized businesses to grow, and USA TODAY NETWORK Ventures, our events division, creates impactful consumer engagements, promotions, and races.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our full year 2024 business outlook, our 2025-2026 business outlook, statements regarding our business outlook, digital revenue performance and growth, growth in our Digital Marketing Solutions segment, growth of and demand for our digital-only subscriptions and audience, digital marketing and advertising services, digital revenues, monetization of our audience, print advertising trends and revenues, expected results of our targeting and pricing models, expectations regarding our cash from operating activities, free cash flows, compound annual growth rates ("CAGR"), revenues, net income (loss) attributable to Gannett, Adjusted EBITDA, same store revenues and cash flows, expectations regarding our long-term growth, sustainable growth, and inflection in our revenue, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our expected capital expenditures, expectations regarding real estate and non-strategic asset sales, the impact from changes at our McLean, Virginia property, our strategy, our partnerships, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, our ability to navigate volatility, achieve our financial goals, optimize our capital structure and achieve optimal financial performance, our cost structure, future revenue and expense trends, and our ability to influence trends. Words such as "expect(s)", believe(s)", "will", "outlook", "guidance", "estimate(s)", "project(s)", "focus", and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company's most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

# # #

GANNETT CO., INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

Table No. 1
In thousands, except share data	June 30, 2024	December 31, 2023
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$98,886	$100,180
Accounts receivable, net of allowance of $14,514 and $16,338 as of June 30, 2024 and December 31, 2023, respectively	241,649	266,096
Inventories	22,427	26,794
Prepaid expenses	39,426	36,210
Other current assets	15,647	14,957
Total current assets	418,035	444,237
Property, plant and equipment, net of accumulated depreciation of $342,821 and $336,408 as of June 30, 2024 and December 31, 2023, respectively	233,892	239,087
Operating lease assets	157,980	221,733
Goodwill	533,687	533,876
Intangible assets, net	478,697	524,350
Deferred tax assets	40,166	37,125
Pension and other assets	191,029	180,839
Total assets	$2,053,486	$2,181,247

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$304,882	$293,444
Deferred revenue	112,259	120,502
Current portion of long-term debt	60,452	63,752
Operating lease liabilities	41,694	45,763
Other current liabilities	8,361	10,052
Total current liabilities	527,648	533,513
Long-term debt	531,211	564,836
Convertible debt	423,370	416,036
Deferred tax liabilities	—	2,028
Pension and other postretirement benefit obligations	40,391	42,661
Long-term operating lease liabilities	183,137	203,871
Other long-term liabilities	98,459	100,989
Total noncurrent liabilities	1,276,568	1,330,421
Total liabilities	1,804,216	1,863,934
Commitments and contingent liabilities
Equity
Preferred stock, $0.01 par value per share, 300,000 shares authorized, none of which were issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value per share, 2,000,000,000 shares authorized, 158,817,284 shares issued and 147,653,745 shares outstanding at June 30, 2024; 158,554,705 shares issued and 148,939,463 shares outstanding at December 31, 2023	1,588	1,586
Treasury stock, at cost, 11,163,539 shares and 9,615,242 shares at June 30, 2024 and December 31, 2023, respectively	(20,499)	(17,393)
Additional paid-in capital	1,432,682	1,426,325
Accumulated deficit	(1,098,212)	(1,027,192)
Accumulated other comprehensive loss	(65,786)	(65,541)
Total Gannett stockholders' equity	249,773	317,785
Noncontrolling interests	(503)	(472)
Total equity	249,270	317,313
Total liabilities and equity	$2,053,486	$2,181,247

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

Table No. 2	Three months ended June 30,
In thousands, except per share amounts	2024	2023
Digital	$278,378	$262,103
Print and commercial	361,462	410,254
Total revenues	639,840	672,357
Operating costs	391,474	426,096
Selling, general and administrative expenses	183,019	184,127
Depreciation and amortization	38,258	39,784
Integration and reorganization costs	19,775	7,287
Asset impairments	—	1,177
Loss on sale or disposal of assets, net	236	146
Other operating expenses	112	229
Total operating expenses	632,874	658,846
Operating income	6,966	13,511
Interest expense	26,270	28,559
Loss on early extinguishment of debt	87	—
Non-operating pension income	(3,137)	(2,263)
Equity income in unconsolidated investees, net	(559)	(621)
Other non-operating income, net	(2,609)	(807)
Non-operating expenses	20,052	24,868
Loss before income taxes	(13,086)	(11,357)
(Benefit) provision for income taxes	(26,803)	1,333
Net income (loss)	13,717	(12,690)
Net loss attributable to noncontrolling interests	(31)	(13)
Net income (loss) attributable to Gannett	$13,748	$(12,677)

Income (loss) per share attributable to Gannett - basic	$0.10	$(0.09)
Income (loss) per share attributable to Gannett - diluted	$0.09	$(0.09)

GANNETT CO., INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Table No. 3	Six months ended June 30,
In thousands	2024	2023
Operating activities
Net loss	$(71,051)	$(2,430)
Adjustments to reconcile net loss to operating cash flows:
Depreciation and amortization	76,556	83,482
Share-based compensation expense	6,338	8,783
Non-cash interest expense	10,513	10,567
Loss (gain) on sale or disposal of assets, net	788	(17,535)
Gain on early extinguishment of debt	(530)	(496)
Asset impairments	45,989	1,182
Pension and other postretirement benefit obligations	(15,399)	(6,792)
Equity income in unconsolidated investees, net	(374)	(831)
Change in other assets and liabilities, net	4,746	(23,144)
Cash provided by operating activities	57,576	52,786
Investing activities
Purchase of property, plant and equipment	(22,725)	(16,448)
Proceeds from sale of real estate and other assets	6,073	31,465
Change in other investing activities	386	(12)
Cash (used for) provided by investing activities	(16,266)	15,005
Financing activities
Repayments of long-term debt	(39,575)	(51,291)
Treasury stock	(3,103)	(2,622)
Changes in other financing activities	(846)	(647)
Cash used for financing activities	(43,524)	(54,560)
Effect of currency exchange rate change on cash	386	98
(Decrease) increase in cash, cash equivalents and restricted cash	(1,828)	13,329
Cash, cash equivalents and restricted cash at beginning of period	110,612	104,804
Cash, cash equivalents and restricted cash at end of period	$108,784	$118,133

GANNETT CO., INC.
SEGMENT INFORMATION
(Unaudited)

Table No. 4	Three months ended June 30,
In thousands	2024	2023
Revenues:
Domestic Gannett Media	$491,909	$528,194
Newsquest	61,252	57,609
Digital Marketing Solutions	123,798	122,789
Corporate and other	1,258	1,673
Intersegment eliminations	(38,377)	(37,908)
Total	$639,840	$672,357

USE OF NON-GAAP INFORMATION

The Company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a U.S. generally accepted accounting principles ("U.S. GAAP") basis. These non-GAAP financial performance and liquidity measures, which may not be comparable to, and may be defined differently than, similarly titled measures used or reported by other companies, should not be considered in isolation from or as a substitute for the related U.S. GAAP measures and should be read together with financial information presented on a U.S. GAAP basis.

We define our non-GAAP financial performance and liquidity measures as follows:

•Adjusted EBITDA is a non-GAAP financial performance measure we believe offers a useful view of the overall and segment operations of our business. We define Adjusted EBITDA as Net income (loss) attributable to Gannett before (1) Income tax expense (benefit), (2) Interest expense, (3) Gains or losses on the early extinguishment of debt, (4) Non-operating pension income, (5) Loss on convertible notes derivative, (6) Depreciation and amortization, (7) Integration and reorganization costs, (8) Third-party debt expenses and acquisition costs, (9) Asset impairments, (10) Goodwill and intangible impairments, (11) Gains or losses on the sale or disposal of assets, (12) Share-based compensation, (13) Other non-operating (income) expense, net, and (14) Non-recurring items. The most directly comparable U.S. GAAP financial performance measure is Net income (loss) attributable to Gannett.

•Adjusted EBITDA margin is a non-GAAP financial performance measure we believe offers a useful view of the overall and segment operations of our business. We define Adjusted EBITDA margin as Adjusted EBITDA divided by total Revenues.

•Adjusted Net income (loss) attributable to Gannett is a non-GAAP financial performance measure we believe offers a useful view of the overall operations of our business and is useful to analysts and investors in evaluating the results of operations and operational trends. We define Adjusted Net income (loss) attributable to Gannett as Net income (loss) attributable to Gannett before (1) Gains or losses on the early extinguishment of debt, (2) Loss on convertible notes derivative, (3) Integration and reorganization costs, (4) Third-party debt expenses and acquisition costs, (5) Asset impairments, (6) Goodwill and intangibles impairments, (7) Gains or losses on the sale or disposal of assets, (8) Other items, including (Gain) loss on sale of investments, and (9) the tax impact of the above items.

•Free cash flow is a non-GAAP liquidity measure that adjusts our reported U.S. GAAP results for items we believe are critical to the ongoing success of our business. We define Free cash flow as Cash provided by (used for) operating activities as reported on the condensed consolidated statements of cash flows less capital expenditures, which results in a figure representing Free cash flow available for use in operations, additional investments, debt obligations, and returns to stockholders. The most directly comparable U.S. GAAP financial liquidity measure is Cash provided by (used for) operating activities.

•Same store revenues is a non-GAAP financial performance measure based on our U.S. GAAP revenues for the current period, excluding (1) acquired revenues, (2) currency impact, and (3) exited operations.

Management’s Use of Non-GAAP Measures

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measurements of financial performance or liquidity under U.S. GAAP and should not be considered in isolation or as an alternative to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. We believe these non-GAAP financial performance and liquidity measures, as we have defined them, are helpful in identifying trends in our day-to-day performance because the items excluded have little or no significance on our day-to-day operations. These measures provide an assessment of core expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance.

We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues as measures of our day-to-day operating performance, which is evidenced by the publishing and delivery of news and other media and excludes certain expenses that may not be indicative of our day-to-day business operating results.

Limitations of Non-GAAP Measures

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for U.S. GAAP measures of earnings or cash flows. Material limitations in making the adjustments to our earnings to calculate Adjusted EBITDA and Adjusted Net income (loss) attributable to Gannett using these non-GAAP financial measures as compared to U.S. GAAP net income (loss) include: the cash portion of interest / financing expense, income tax (benefit) provision, and charges related to asset impairments, which may significantly affect our financial results.

Management believes these items are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial performance and liquidity measures to supplement our U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not alternatives to net income (loss), margin, income (loss) from operations, cash flow provided by (used for) operating activities, revenues, or any other measure of performance or liquidity derived in accordance with U.S. GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such U.S. GAAP financial measures. We strongly urge you to review the reconciliations of Net income (loss) attributable to Gannett to Adjusted EBITDA, Adjusted EBITDA margin, Net income (loss) attributable to Gannett to Adjusted Net income (loss) attributable to Gannett, Cash provided by (used for) operations to Free cash flow and Revenues to Same Store revenues along with our condensed consolidated financial statements included elsewhere in this report. We also strongly urge you not to rely on any single financial performance or liquidity measure to evaluate our business. In addition, because Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues are not measures of financial performance under U.S. GAAP and are susceptible to varying calculations, the Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net income (loss) attributable to Gannett, Free cash flow and Same store revenues measures as presented in this release may differ from and may not be comparable to similarly titled measures used by other companies.

Non-GAAP Outlook

Our 2024 business outlook and our 2025-2026 business outlook included in this release include certain non-GAAP financial performance and liquidity measures, including Same store revenues, Adjusted EBITDA, Free cash flow, and Free cash flow CAGR. CAGR is a compound annual growth rate over the time period noted for Free cash flow. We believe providing expected Free cash flow CAGR as part of our outlook is meaningful to share with investors and an indication of what management believes is an important measure of growth. The outlook for each of these non-GAAP items does not factor in the impact of any future acquisitions or dispositions. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures. We have not reconciled non-GAAP forward-looking Same store revenues, Adjusted EBITDA, Free cash flow, and Free cash flow CAGR to their most directly comparable U.S. GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts to estimate and quantify various necessary U.S. GAAP components largely because forecasting or predicting our future operating results is subject to many factors or future events out of our control, is unavailable, or is not readily predictable, and could significantly impact, either individually or in the aggregate, our comparable U.S. GAAP measures. Accordingly, we are unable to provide a full reconciliation of the non-GAAP measures used in our outlook without unreasonable efforts.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA
(Unaudited)

Table No. 5	Three months ended June 30, 2024
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$16,043	$14,058	$5,514	$(21,867)	$13,748
Benefit for income taxes	—	—	—	(26,803)	(26,803)
Interest expense	—	—	—	26,270	26,270
Loss on early extinguishment of debt	—	—	—	87	87
Non-operating pension income	(1,306)	(1,831)	—	—	(3,137)
Depreciation and amortization	24,309	2,043	6,065	5,841	38,258
Integration and reorganization costs	14,693	243	887	3,952	19,775
Third-party debt expenses and acquisition (income) costs	—	(22)	—	270	248
Loss on sale or disposal of assets, net	233	1	—	2	236
Share-based compensation expense	—	—	—	3,512	3,512
Other non-operating income, net	(1,118)	(354)	(697)	(440)	(2,609)
Non-recurring items	75	—	4	4,898	4,977
Adjusted EBITDA (non-GAAP basis)	$52,929	$14,138	$11,773	$(4,278)	$74,562
Net income attributable to Gannett margin	3.3%	23.0%	4.5%	NM	2.1%
Adjusted EBITDA margin (non-GAAP basis)	10.8%	23.1%	9.5%	NM	11.7%
NM indicates not meaningful.

	Three months ended June 30, 2023
In thousands	Domestic Gannett Media	Newsquest	Digital Marketing Solutions	Corporate and other	Consolidated Total
Net income (loss) attributable to Gannett	$22,786	$13,139	$9,273	$(57,875)	$(12,677)
Provision for income taxes	—	—	—	1,333	1,333
Interest expense	—	—	—	28,559	28,559
Non-operating pension income	(80)	(2,183)	—	—	(2,263)
Depreciation and amortization	27,630	2,126	5,927	4,101	39,784
Integration and reorganization costs (reversal)	1,934	376	(48)	5,025	7,287
Third-party debt expenses and acquisition costs	—	—	—	229	229
Asset impairments	1,177	—	—	—	1,177
Loss on sale or disposal of assets, net	77	3	66	—	146
Share-based compensation expense	—	—	—	5,047	5,047
Other non-operating (income) expense, net	(157)	(1,110)	252	208	(807)
Non-recurring items	10	91	—	3,235	3,336
Adjusted EBITDA (non-GAAP basis)	$53,377	$12,442	$15,470	$(10,138)	$71,151
Net income (loss) attributable to Gannett margin	4.3%	22.8%	7.6%	NM	(1.9)%
Adjusted EBITDA margin (non-GAAP basis)	10.1%	21.6%	12.6%	NM	10.6%
NM indicates not meaningful.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO GANNETT
(Unaudited)

Table No. 6	Three months ended June 30,
In thousands	2024	2023
Net income (loss) attributable to Gannett	$13,748	$(12,677)
Loss on early extinguishment of debt	87	—
Integration and reorganization costs	19,775	7,287
Third-party debt expenses and acquisition costs	248	229
Asset impairments	—	1,177
Loss on sale or disposal of assets, net	236	146
Other items	7	(18)
Subtotal	34,101	(3,856)
Tax impact of above items	(4,972)	(2,122)
Adjusted net income (loss) attributable to Gannett (non-GAAP basis)	$29,129	$(5,978)

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW
(Unaudited)

Table No. 7	Three months ended June 30,
In thousands	2024	2023
Cash provided by operating activities (GAAP basis)	$35,125	$46,068
Capital expenditures	(9,726)	(7,650)
Free cash flow (non-GAAP basis)(1)	$25,399	$38,418
(1) For the three months ended June 30, 2024 and 2023, free cash flow was negatively impacted by interest paid of $32.1 million and $35.2 million, respectively, integration and reorganization costs of $10.3 million and $16.2 million, respectively, and other costs of $3.8 million and $2.5 million, respectively.

GANNETT CO., INC.
NON-GAAP FINANCIAL INFORMATION
SAME STORE REVENUES - CONSOLIDATED
(Unaudited)

Table No. 8	Three months ended June 30,
In thousands	2024	2023	% Change
Revenues	$639,840	$672,357	(4.8)%
Currency impact	(344)	—
Exited operations(1)	—	(2,348)
Same store revenues	$639,496	$670,009	(4.6)%
(1)    Exited operations include (i) businesses divested and (ii) the elimination of stand-alone print products discontinued within the media markets.

KEY PERFORMANCE INDICATORS

A key performance indicator ("KPI") is generally defined as a quantifiable measurement or metric used to gauge performance, specifically to help determine strategic, financial, and operational achievements, especially compared to those of similar businesses.

We define Digital-only average revenue per user ("ARPU") as digital-only subscription average monthly revenues divided by the average digital-only paid subscriptions within the respective period. We define Core platform ARPU as core platform average monthly revenues divided by average monthly customer count within the period. We define core platform revenues as revenue derived from customers utilizing our proprietary digital marketing services platform that are sold by either our direct or local market teams.

Management believes Digital-only ARPU, Core platform ARPU, digital-only paid subscriptions, core platform revenues and core platform average customer count are KPIs that offer useful information in understanding consumer behavior, trends in our business, and our overall operating results. Management utilizes these KPIs to track and analyze trends across our segments.

GANNETT CO., INC.
KEY PERFORMANCE INDICATORS
(Unaudited)

Table No. 9	Three months ended June 30,
In thousands, except ARPU	2024	2023	Change	% Change
Domestic Gannett Media:
Digital-only ARPU	$7.70	$6.34	$1.36	21%

Newsquest:
Digital-only ARPU	$5.94	$6.61	$(0.67)	(10)%

Total Gannett:
Digital-only ARPU	$7.62	$6.35	$1.27	20%

DMS:
Core platform revenues	$122,843	$121,574	$1,269	1%
Core platform ARPU	$2,777	$2,642	$135	5%
Core platform average customer count	14.7	15.3	(0.6)	(4)%

Table No. 10	As of June 30,
In thousands	2024	2023	% Change
Digital-only paid subscriptions:
Domestic Gannett Media	1,938	1,886	3%
Newsquest	96	66	45%
Total Gannett	2,034	1,952	4%